UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

November 18, 2004
Date of Report
(Date of earliest event reported)

NOVELL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices and zip code)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2.02. Results of Operations and Financial Condition

On November 18, 2004, Novell, Inc. ("Novell") issued a press release to report Novell's financial results for the fourth fiscal quarter ended October 31, 2004. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

We disclosed non-GAAP adjusted financial information in the press release for the fiscal quarters ended October 31, 2004, July 31, 2004 and October 31, 2003 and for the fiscal year ended October 31, 2004. These non-GAAP disclosures include adjusted net revenue, adjusted gross profit, adjusted income from operations, adjusted income before taxes, adjusted net income, adjusted net income available to common stockholders and adjusted diluted net income per common share.

We believe the presentation of non-GAAP adjusted financial information presents a useful performance measure because it enables investors to track and compare our core operating performance from one reporting period to another and helps investors better understand management's view of the business. Novell's management also includes non-GAAP financial measures as a component of regular internal operating reports. By making these same measures available in our external reporting, we are able to provide investors with the additional financial measures that management believes reflect its view of the on-going core business, thus improving investors' ability to assess the future prospects of Novell.

We believe the presentation of adjusted net revenue, which excludes $13.5 million of revenue recognized from the satisfaction of a legal judgment during the quarter ended July 31, 2004, provides useful information to investors regarding our results of operations because this type of revenue occurs irregularly, and in this instance was a significant amount. Also, this type of revenue cannot be easily predicted; thus, this presentation shows a more consistent reflection of our revenue performance.

We believe the presentation of adjusted gross profit, which excludes the adjustment discussed above, provides useful information to investors regarding our results of operations because of the reasons set forth above.

We believe the presentation of adjusted income from operations, which excludes restructuring charges, integration charges, purchased in-process research and development expense, and gains on sale of property, plant and equipment, as well as the adjustments listed above, provides useful information to investors regarding our results of operations because of the reasons stated above.

We believe the presentation of adjusted income before taxes, which excludes net long-term investment impairments and $5 million of interest income recognized from the satisfaction of a legal judgment during the quarter ended July 31, 2004, as well as the items discussed above, provides useful information to investors regarding our results of operations because of the reasons set forth above. Additionally, the investment impairments are influenced by market valuations, general economic conditions and the performance of the underlying investors. Consequently, these items do not reflect our day-to-day business operations of delivering software and services to customers.

We believe the presentation of adjusted net income, which excludes tax adjustments and the adjustments discussed above, provides useful information to investors regarding our results of operations because it assists investors in evaluating the overall net effect of the foregoing adjustments. Additionally, the write-down of deferred tax assets of $119 million during the fiscal quarter ended October 31, 2003 occurs irregularly, was a significant amount and cannot be easily predicted, and so its exclusion provides investors with enhanced visibility into our day-to-day business operations.

We believe the presentation of adjusted net income available to common stockholders, which excludes a $25.7 million charge for a beneficial conversion feature during the quarter ended April 30, 2004, and the adjustments discussed above, provides useful information to investors regarding our results of operations because (i) the impact of the beneficial conversion feature was a one-time event resulting from an investment made in Novell by International Business Machines Corporation that does not relate to our core operating performance, and (ii) this presentation assists investors in evaluating the overall net effect of the other foregoing adjustments.

We believe the presentation of adjusted diluted net income per common share, which excludes the items discussed above, provides useful information to investors regarding our results of operations because it assists investors in evaluating the overall net effect of the foregoing adjustments.

Item 9.01. Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Description
99.1	Press Release dated November 18, 2004.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: November 18, 2004	By /s/ Joseph S. Tibbetts, Jr. Senior Vice President Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

The following exhibit is filed as part of this current report on Form 8-K.

Exhibit Number	Description
Exhibit 99.1	Press Release of Novell, Inc. dated November 18, 2004.